UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2022

Frontera Group Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-198524	46-4429598
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
701 S Carson Street, Suite 200, Carson City, NV	89701
(Address of principal executive offices)	(Zip Code)
(909) 374-5750
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2022, Frontera Group Inc. (the “Company”) announced the appointment of Andrew De Luna as the Company’s Interim Chief Executive Officer.  Mr. De Luna will succeed Mann Yam, the Company’s former Chief Executive Officer, who will remain in his position as Chairman of the Company’s Board of Directors.

The Company also announced the following: (i) that Mr. De Luna has been named as the Company’s Vice Chairman and Chief Financial Officer, (ii) that K. Bryce “Rick” Toussaint has been elected as a member of the Company’s Board of Directors and (iii) that Deneice Day has been named as the Company’s Treasurer.

•Andrew De Luna:  Mr. De Luna has over 20 years of experience in the financial industry, and he has advised for companies including McKinsey, KPMG, and GulfStar Investment Bank. Mr. De Luna currently serves on several advisory boards for private and public companies.  Mr. De Luna holds a BBA and MBA from the McCombs Business School at the University of Texas at Austin, and is a licensed Certified Public Accountant in the State of Texas.

•K. Bryce “Rick” Toussaint:  Mr. Toussaint has over 20 years of business and public accounting experience, including extensive work experience in providing merger and acquisition consulting. Mr. Toussaint has advised more than 20 American and Asian companies in becoming and remaining publicly listed on the NASDAQ, NYSE, and OTC markets from 2006 to present, and has also advised dozens of cross-border merger/acquisitions, PIPE transactions, and joint ventures. Mr. Toussaint received his BS in Accounting and MBA from Louisiana State University.

•Deneice Day:  Ms. Day has over 30 years of corporate experience in numerous leadership positions, and has experience in the implementation of SEC reporting systems and processes for Fortune 100 companies.  In recent years, Ms. Day worked as a consultant assisting two companies in assembling and filing turn around documents. Ms. Day holds a BBA in Accounting from Texas A&M University and is a licensed CPA in the State of Texas.

Item 5.03Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 21, 2022, the Board of Directors of the Company approved a change in the Company’s fiscal year end from June 30th to December 31st of each year.

Item 7.01Regulation FD Disclosure.

On April 21, 2022, the Company issued a press release regarding the appointments described above. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release dated April 21, 2022

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2022	Frontera Group Inc.

	By:	/s/ Andrew De Luna
Name: Andrew De Luna
Title: Interim Chief Executive Officer